SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  March 2, 2000


                        P.D.C. Innovative Industries, Inc.

             (Exact name of registrant as specified in its charter)


                                     Nevada

                 (State or other jurisdiction of incorporation)


                 0-27157                           65-0789306
             ------------------             --------------------------
          (Commission File Number)      (IRS Employer Identification No.)


                     3701 NW 126th Ave., Corporate Park Bay 5
                          Coral Springs, Florida 33065
                        --------------------------------
            (Address of principal executive offices)      (Zip Code)

                                 (954) 341-0092
                                 --------------
               Registrant's telephone number, including area code


                            MAS Acquisition XIV Corp.
                            1710 E. Division Street
                            Evansville, Indiana 47711
                                 (812) 479-7226
                                 --------------
                  (Former name, address, and telephone number)

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT


a) Pursuant to a Stock Exchange Agreement (the "Exchange Agreement") dated as of March 2, 2000 between MRC Legal Services Corporation, a California Corporation, which entity is the controlling shareholder of MAS Acquisition XIV Corp. ("MAS XIV"), an Indiana corporation, and PDC Innovative Industries, Inc., a Nevada corporation ("PDC" or the "Company"), approximately 96.8% (8,250,000 shares) of the outstanding shares of common stock of MAS Acquisition XIV Corp. were exchanged for 1,500,000 shares of common stock of PDC in a transaction in which PDC became the parent corporation of MAS XIV. In conjunction with the Exchange Agreement, certain consultants to the Company were issued an aggregate of 2,465,000 shares of the Company's common stock (the "Consulting Agreement").

     The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of MAS XIV on March 3, 2000. The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of PDC on March 3, 2000. No approval of the shareholders of PDC or MAS XV is required under applicable state corporate law.

     Prior to the merger, MAS XIV had 8,519,800 shares of common stock outstanding of which 8,250,000 shares were exchanged for 1,500,000 shares of common stock of PDC. By virtue of the exchange, PDC acquired 96.8% of the issued and outstanding common stock of MAS XIV.

     Prior to the effectiveness of the Exchange Agreement, PDC had an aggregate of 11,882,417 shares of common stock, par value $.001, issued and outstanding.

     Upon effectiveness of the acquisition, PDC had an aggregate of 13,382,417 shares of common stock outstanding.

     The officers of PDC continue as officers of PDC subsequent to the Exchange Agreement. See "Management" below. The officers, directors, and by-laws of PDC will continue without change.

     A copy of the Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

          (b) The following table sets forth certain information regarding beneficial ownership of the common stock of PDC as of March 3, 2000 (subsequent to the issuance of 1,500,000 shares pursuant to the Exchange Agreement and issuance of 2,465,000 shares pursuant to the Consulting Agreement) by:

   o each person or entity known to own beneficially more than 5% of the common stock or 5% of the preferred stock;
   o each  of  PDC's  directors;
   o each  of  PDC's  named  executive  officers;  and
   o all  executive  officers  and  directors  of  PDC  as  a  group.






                                        Name and Address of      Amount and Nature of   Percent of
Title of Class                          Beneficial Owner         Beneficial Ownership   Class
--------------------------------------  -----------------------  ---------------------  -----------
Common Stock                            David Sowers
                                        3701 NW 126th Ave.
                                        Corporate Park, Bay 5
                                        Coral Springs, Fl 33065                     0         0.00%
--------------------------------------  -----------------------  ---------------------  -----------

Common Stock                            Sandra Sowers
                                        3701 NW 126th Ave.
                                        Corporate Park, Bay 5
                                        Coral Springs, Fl 33065             2,200,000        13.88%
--------------------------------------  -----------------------  ---------------------  -----------
Common Stock                            Leroy Sowers
                                        3701 NW 126th Ave.
                                        Corporate Park, Bay 5
                                        Coral Springs, Fl 33065                     0         0.00%
--------------------------------------  -----------------------  ---------------------  -----------
                                        Harold Harris
Common Stock                            3701 NW 126th Ave.
                                        Corporate Park, Bay 5
                                        Coral Springs, Fl 33065                 2,500         0.02%
--------------------------------------  -----------------------  ---------------------  -----------
Common Stock                            M. Richard Cutler
                                        610 Newport Center Dr.
                                        Suite 800
                                        Newport Beach, CA 92660             1,552,750         9.80%
--------------------------------------  -----------------------  ---------------------  -----------

All Officers and Directors as a Group
(4 Persons)                                                                 2,202,500        13.90%
======================================  =======================  =====================  ===========

(1) Reflects 300,000 shares held in the name of MRC Legal Services, LLC. Mr. Cutler is the beneficial owner of MRC Legal Services, LLC.


ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

        (a) The consideration exchanged pursuant to the Exchange Agreement was negotiated between the Shareholders and PDC.

        In evaluating PDC as a candidate for the proposed acquisition, the Shareholders used criteria such as the value of the assets of PDC, its present stock price as set forth on the over-the-counter bulletin board, its current business operations and anticipated operations, and PDC's business name and reputation. The Shareholders determined that the consideration for the exchange was reasonable.

        (b) PDC intends to continue its historical businesses and proposed businesses as set forth more fully immediately below.

     BUSINESS

     P.D.C. Innovative Industries, Inc., ("PDC" or the "Company") was originally incorporated in Nevada on September 7, 1994 as Kenneth C. Garcia, Inc. On January 22, 1998, the Company merged with P.D.C. Innovative Industries, Inc., a Florida corporation. Subsequent to the merger, the Company changed its name to P.D.C. Innovative Industries, Inc. The Company's primary business consists of the research, development, manufacture and/or distribution of innovative products for the construction and healthcare industries, as well as for household and general consumption.

     The Company's current products consist of: the Hypo-Sterile 2000, a device for sterilization of intrusive medical instruments; TriLevel, a series of innovative levels for construction workers; Perfect Seal, an innovative heat/cool air conserving door seal; Flush Mizer, a water saving valve for toilet tanks; and the Mulching Blade, a high-efficiency blade for lawn-mowers. The Company's primary markets consist of wholesalers in their respective industries. Additionally, over the past several years, the principals of the Company have secured or applied for patents for several inventions that are expected to form the basis of up to twelve innovative products to be added to the Company's product line. However, unforseen technical or market related problems may be encountered and therefore, there can be no assurances that the Company will be able to develop such products in the future.

HYPO-STERILE 2000: The Hypo-Sterile 2000 is a device used to dispose of contaminated hypodermic syringes and other intrusive medical instruments at the site of use. The device reduces, in an enclosed environment, the entire instrument to small, sterile particles which can be disposed of as conventional trash. This approach significantly reduces physical hazards to nurses or phlebotomists after injections or draws, reduces bacterial growth within and around of collection boxes and aerolization of infectious agents, limits risks of injury or infection to waste-handling personnel, cuts costs of disposal, including collection, handling, paperwork and specialized transport as well as limits potential cross-contamination with the hospital, office and environment due to handling and moving of contaminated waste. The Company will target hospitals and larger health clinics, where higher volume usage justifies a dedicated machine at each usage point. There are two additional designs of the device that would be available for the smaller medical offices as well as a larger batchmode version. The latter would be used where intermediate collection boxes are still required. The unit would "digest" an entire collection box, including the instruments contained therein. Management believes that introduction of its Hypo-Sterile 2000 line of products will present a substantial growth opportunity for the Company. Although aware of safety protocols when dealing with contagious infectious illnesses, medical personnel are still subjected to thousands of penetrations with intrusive instruments each year with serious consequences of dealing with life-threatening conditions for them and the large cost of ongoing treatment and testing for the facility of employment. Despite stringent regulations by OSHA, JCAHO and others, the problems persists mainly because used contaminants are not destroyed or sterilized, but merely covered and stored, leaving the physical and biological hazards undiminished during storage, collection and transport to a licensed incinerator, usually off site. The HypoSterile 2000 line of products effectively destroys both the injury and biological hazards at the site of use which.

The area of sterilized surgical products is also considered by Management to be the most challenging sector within its product line. Both the production and the sterilization of surgical products require significant resources and must meet exacting FDA standards. The Company's founder, Chairman and CEO, Mr. Dave Sowers, gained experience in launching of a new competitive product line during his three-year tenure at BSD Enterprises, Inc, (see "MANAGEMENT"). However, the sterilization products sector is highly competitive and is presently dominated by Baxter International, Johnson & Johnson, Kimberly-Clark and other large suppliers. The Company presently seeks to develop a niche market within the sterilization product industry through its ability to "customize" products to fit customers' special needs. Management believes that as a direct manufacturer, the Company is well suited to develop this specialized marketing approach which is generally more difficult for larger manufacturers.

THE TRILEVEL FAMILY: All TriLevel products are computer milled from Aircraft Grade anodized aluminum (Grade: 6061). Using a sophisticated C & C milling center, TriLevel products are machined to zero tolerance and undergo rigorous quality control and assurance testing throughout the manufacturing and assembly process. All TriLevel products come with a Limited Lifetime Guarantee against manufacturing defects, corrosion, pitting and warping. The state-of-the-art design of TriLevel leveling products is the result of more than 3 years' intensive research and development. TriLevel currently offers five zero-tolerance leveling products which are available in various sizes with unique features and benefits.

     The Pocket Pitch Dial Level (Patent Pending) has adjustable center level dial and bulb. It is of 4" fixed length, 6 ounces weight, can be custom engraved, available in a selection of colors with optional carrying pouch. This pocket-sized, belt-attachable level offers the convenience of an integrated 360 degree rotating center level bulb & dial for use in limited space areas. Due to this level's patent pending design, Management believes that this level's zero-tolerance angle measurement (0-45 degrees) is more precise than any competitive mechanical level currently marketed. In addition to standard level applications for horizontal and vertical calibration, adjustment and leveling, the Pocket Pitch Level is specifically designed to be uniquely valuable in all situations where zero tolerance precision in variable degree leveling is required, including roof pitch, plumbing pitch and other non-standard, variable pitch angle measurement.

     The Pocket Level (Patent Pending) has a fixed center level bulb, 4" fixed length, 3 ounces weight, can be custom engraved and is available in selection of colors with optional carrying pouch. Similar to the Pocket Pitch Level, this level is also designed for easy transport and use in cramped, limited space areas. Due to this level's patent pending design this level's zero-tolerance angle measurement is more precise than any competitive mechanical level currently marketed. This level is designed to be used in all situations where horizontal leveling is desirable, including carpentry, glass work, cabinetry, plumbing and framing applications where exact horizontal adjustment or measurement is required,

     The 18" Dial Level (Patent Pending) has adjustable center level dial and bulb, 18" collapsed length (extends to 24" arid .30"), 40 ounces of weight, can be custom engraved, marketed in selection of colors and has available optional carrying pouch. This level offers the convenience of an integrated 360 degrees variable pitch (variable angle) rotating center level bulb and dial. The 18" Dial Level adjusts to work area and takes place of three separate conventional levels (18", 24" and 30" when fully extended). Due to this level's patent pending design this level's zero-tolerance angle is more precise than any competitive mechanical level currently marketed. In addition to standard level applications for horizontal and vertical calibration, adjustment and leveling, the 18" Dial Level can be expanded to fit the work area and is specifically designed to be uniquely valuable in all situations where zero tolerance precision in variable degree leveling (0-45 degrees) is required, including roof pitch, plumbing pitch and other non-standard variable pitch angle measurements.

     The 18" Standard Level (Patent Pending) has a fixed center level dial and bulb, 18" collapsed length (extends to 24" and 30"), 26 ounces weight, can be custom engraved, is available in selection of colors with optional carrying pouch. Similar to the 18" Dial Level but without the variable angle rotating center level and bulb this zero-tolerance level also adjusts to the work area and takes place of three non-adjustable separate levels (18", 24" and 30" when fully extended). Due to this level's patent pending design, Management believes that this level's zero-tolerance angle measurement is more precise than any competitive mechanical level currently marketed. In all situations where zero tolerance precision is required for standard (non-variable) horizontal and vertical calibration, adjustment and leveling, including flexible workspace applications in carpentry, glass work, cabinetry, plumbing, framing and other construction jobs, the 18" Standard Level is specifcally designed to be uniquely valuable.

     The Squaring Level is similar in appearance to a traditional framing square. However this Squaring Level's 90 degree arms extend to 12" and can be extended to 12"x18" and 18"x18" squaring levels on both ends, 45 degree squaring level at arm joint. This level is weighs 32 ounces, can be custom engraved and is available in selection of colors. In addition to providing zero tolerance 90 and 45 degree framing guidance, the Squaring Level can be used to provide absolutely precise horizontal or vertical leveling with what Management believes, is a greater degree of precision than any competitive mechanical level currently marketed. The Squaring Level is specifically designed to be uniquely valuable in any situation where zero tolerance 45 or 90 degree framing or horizontal and vertical calibration, adjustment and leveling is desirable. Applications include finished carpentry, glass and mirror work, cabinetry, standard framing and other exacting construction jobs.

PERFECT SEAL: Perfect Seal is a seal which can be added to doors in any home or office. It is not a door sweep, but rather a seal which does not touch the flooring of the room until the door is closed tightly creating a perfect airtight closing that keeps out insects, noise, cold or hot air. It is made with a tongue and grove which makes it airtight. When the door equipped with the Perfect Seal is closed, the seal comes down and the rubber adjoins the floor. When the door is opened, the seal draws back up thus avoiding any friction with or rubbing of the floor. Perfect Seal is made of Anodized Aluminum. It comes in four different colors and is available in different lengths of 28", 32", 34" and 36".

FLOW MIZER: The Flow Mizer is designed to address the problem of water conservation acute in many part of the United States and abroad. Flush Mizer is a double flapper valve which universally fits most toilet tanks and saves approximately 30% of tank water per flush of liquid waste. Since flushing liquid waste accounts for major part of the usage of toilet facilities, the Flush Mizer is designed in such a way that an up-motion of the handle provides for water-saving liquid waste flush while a down-flush motion of the handle provides for solid waste flush, maintaining full flush.

MULCHING BLADE: The Mulching Blade is a product suitable for application with both residential and commercial makes and models of lawn mowers. The Mulching Blade is designed to basically disintegrate anything it comes in contact with, such as twigs, branches, fruit, palm fronds, leaves, etc. This mulching leads to the benefits of fertilizing the lawn and eliminating raking. The Mulching Blades technology is very unique compared to conventional blades. The Mulching Blade is 21" and has 12" of lifting surface to hold the grass inside and turn it into fodder.

     In addition to the products it manufactures directly, to a lesser extent, the Company will also act as a distributor of related products manufactured by others. These products will be sold as an ancillary part of the Company's product line to provide its customers with a more complete selection of items.

SALES  AND  MARKETING.

     The primary markets for the Company's Sterile Pro 2000 products are in the health-care sector, divided essentially into three broad categories- (i) hospitals; (ii) "alternative site" facilities (including surgical centers, nursing homes, and elderly care facilities and clinics); and (iii) small medical offices. Primary customer categories would be the single end-user, purchasing associations or consortiums of various kinds - a dominant feature in the hospital sector - and various federal, state and local goverment bodies (the majority of whose purchases are open to competitive bidding). The primary channels of distribution include medical supply distributors, dealers who specialize in the medical and hospital markets and firms purchasing the Company's products for resale under "private label" arrangements for other suppliers and retailers. Primary sales and marketing techniques or strategies include direct mailings, trade publication advertising, attendance at various industry trade shows, bidding for government contracts when appropriate and direct solicitation of prospective customers.

     The primary markets for the Company's TirLevel, and Perfect Seal products are wholesalers to construction and home-remodeling customers such as Home Depot, Ace Hardware and smaller chain stores and individual wholesalers. Primary customer categories would be the single end-user construction and home remodeling companies as well as individuals. Primary sales and marketing techniques will include direct sales visits, mailings and attendance at various trade shows.

     The primary markets for the Company's Flush Mizer and Mulching Blade products will be manufacturers of respective appliances and machines. Primary sales and marketing techniques or strategies include direct mailings, trade publication advertising, attendance at various industry trade shows, bidding for direct contracts with manufacturers when appropriate and direct solicitation of prospective wholesale customers.

EMPLOYEES


     At present, the Company employs a total of 10 employees. As the Company expands, it will require additional personnel, both skilled and unskilled. Although the Company believes that the personnel it will require are readily available at reasonable salary rates, no assurance can be given that it will be able to attract the type and quantity of employees its operations will require, further, even if such personnel are available, no assurance can be given that they can be hired on terms favorable to the Company.

PRODUCTION  FACILITIES.

     The Company has entered into a business lease agreement with L.A.W. Properties - Coral Springs LLC for office, lab and manufacturing space of approximately 11,000 square feet at 3701 NW 126th Avenue, Corporate Park, Bay 5, Coral Springs, FL. The Company has committed to a two-year lease with a base rent of $5,300 per month with a cost of living adjustment over the term of the lease. Consequently, the Company has committed to a minimum of $127,200 over the two-year period under this lease.

GOVERNMENT  REGULATION.

     Some of the products marketed by the Company are subject to regulation as medical devices by the Food And Drug Administration (the "FDA"), which has comprehensive authority to regulate the development, production, distribution and promotion of medical devices. The states and foreign countries where Company products are sold may also impose additional regulatory requirements.

     Pursuant to the federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, a medical device is ultimately classified by the FDA as either a Class I, Class II or Class III device. Class I devices are subject to general controls which are applicable to all devices. Such controls include regulations regarding FDA inspection of facilities, "Good Manufacturing Practices," labeling, maintenance of records and filings with the FDA. Class II devices must meet general performance standards established by the FDA before they can be marketed and must adhere to such standards once on the market. Class III devices require individual pre-market approval by the FDA before they can be marketed, which can involve extensive tests to prove safety and efcacy of the device.

     Each manufacturer of medical devices is required to register with the FDA and also to file a "510(k) Notification" (the "Notification") before initially marketing a new device intended for human use. The manufacturer may not market such new device until 90 days following the filing of such Notification unless the FDA permits an early marketing date. The FDA, prior to the expiration of the 90-day period, may notify the manufacturer that it objects to the marketing of the proposed device and thereby may delay or preclude the manufacturer's ability to market that device. The FDA may also require further data from, or testing by, the manufacturer.

     The FDA permits the marketing of some medical devices, subject to the general controls under the Act, if the devices are "substantially equivalent" to devices marketed in interstate commerce before May 28, 1976 (the effective date of the Medical Device Amendment to the Act).

     Of the Company's present products, its proposed sterilization products may fall within the Class III category, in which case the Company would have to file a Pre-market Approval Application. Such application must be accompanied by extensive literature references and preclinical and clinical testing data, The FDA normally has 180 days to review a Pre-market Approval Application, during which time an independent advisory committee evaluates the Application and provide recommendations to the FDA. While the FDA has often responded to such Applications within the allotted time, there are many instance where the reviews have been more protracted, and a. number of devices have never been cleared for marketing.
Any products distributed by the Company pursuant to the above authorizations are subject to pervasive and continuing regulation by the FDA. All phases of the manufacturing and distribution process are governed by FDA regulation and each supplier of products to the Company must also have FDA approved products. Products must be produced in registered establishments and be manufactured inn accordance with "Good Manufacturing Practices." All such devices must be listed periodically with the FDA as well. Labeling and promotional activities are subject to scrutiny by the FDA and in certain instances by the Federal Trade Commission. The export of devices is also regulated in certain instances.

     The Mandatory Device Reporting ("MDR") regulation obligates the Company to provide information to the FDA on injuries alleged to have been associated with the use of a product or certain product failures which could cause injury. If due to FDA inspections, MDR reports or other information, the FDA believes that the Company is not in compliance with the law, the FDA can institute proceedings to detain or seize products, enjoin future violations, or asses civil and/or criminal penalties against the Company, its officers or employees. Any such action could disrupt the Company's operations for an undetermined time.

     As discussed above, in January 1992, OSHA issued comprehensive new federal regulations aimed at establishing new protective standards to minimize occupational exposure to various blood borne pathogens such Hepatitis and the HIV virus associated with AIDS. OSHA determined, after a four year study of the need for such regulations, that employees face a signifcant health risk as the result of occupational exposure to blood and other potentially infectious materials and concluded that this exposure can be minimized or eliminated using a combination of work practice controls, personal protective clothing and equipment, training and medical surveillance. Furthermore, there are 23 states with their own OSHA-approved occupational safety and health plans which must now adopt a comparable standard within six months or amend their existing standard if it not at least as effective as the federal standard. These new regulations are primarily aimed at the healthcare industry where, based upon published OSHA findings, between 2 and 2.5 Million workers are presently at risk of infection.

     From the Company's point of view, these new regulations, which make mandatory in the healthcare industry the use of sterilization equipment of nature comparable to the products manufactured by the Company, are expected to have materially favorable impact upon the Company's sales during the foreseeable future. Although no assurances can be given, based upon sales of the new OSHA mandated products, management believes that the Company will continue to be a beneficiary of the increase in demand for products of this type for the foreseeable future.

INSURANCE


     Due to the decrease in the number of insurance carriers willing to provide product liability insurance especially in the healthcare industry, product liability insurance availability has been significantly reduced and premiums have increased dramatically over recent years. At present, the Company maintains no product liability insurance. Although the Company intends to obtain such insurance coverage, there can be no assurance that the Company will be able to obtain insurance at reasonable premiums that it can afford in the future. The inability to obtain such insurance could have a materially adverse effect upon the business, financial condition and future prospects of the Company. To date there have not been any product liability claims against the Company.

LEGAL  PROCEEDINGS

     The Company knows of no substantial litigation pending, threatened or contemplated, or unsatisfied judgments against it, or any substantial proceedings in which the Company is a defendant. The Company also knows of no legal action pending or threatened or judgments entered against any officers or directors of the Company in their capacity as such.

MANAGEMENT

     The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The directors and executive officers of the Company as of the date of this report areas follows:

   Name                   Age     Position(s)

   David Sowers            58     CEO & Director

   Sandra Sowers           58     President, Secretary, Treasurer, & Director

   Vernon Leroy Sowers     34     Vice-President

   Harold Harris           68     Director

     All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors or any committee thereof, but directors are reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors. Executive officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Executive Committee of the Board of Directors, to the extent permitted under Nevada lave, exercises all of. the power and authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors. There is at present one vacancy on the Board of Directors that the Company will fill at its proposed next shareholder's meeting,

     Messrs. Dave Sowers and Sandra Sowers may be deemed "parents" and "organizers" of the Company as those terms are defined in the Rules and Regulations promulgated under the Securities Act of 1933, as amended Dave Sowers and Sandra Sowers are husband and wife. Additionally, Vernon Leroy Sowers is the son of Dave Sowers and Sandra Sowers. There are no other family relationships between officers and directors.

     DAVID SOWERS, has served as Chief Executive Officer and Director since the formation of P.D.C. He has extensive experience in the new product development field with his own firms. From 1989 to 1993, Mr. Sowers was the founder and Chief Executive Officer of the original operating company known BSD Enterprises, Inc. BSD manufactured a product that was used to wash paint excess from all types of industrial paint guns. This product washed and cleaned paint guns automatically and meets the requirements of the EPA and OSHA From 1993 to 1995, Mr. Sowers was the owner of Dave's Personal Touch Lawn Maintenance. Mr. Sowers also was the owner and manager of Dave's 810 Body Shop from 1978 to 1991. He was responsible for all sales, management and for repairs to automobiles & trucks. David Sowers is the husband of Sandra Sowers and the father of Vernon Leroy Sowers.

     SANDRA SOWERS, currently serves as President, Secretary, Treasurer, and Director. Mrs. Sowers Mrs. Sowers has served as Secretary, Treasurer, and Director since the inception of the company and been involved with the original new product development company, BSD Enterprises, Inc, in a similar capacity. Sandra Sowers is the wife of David Sowers, and the mother of Vernon Leroy Sowers.

     VERNON LEROY SOWERS, currently serves as Executive Vice President. Mr. Sower currently supervises the company's Sales Force & Manufacturing Plant. Mr. Sowers held the position of Senior Sales Executive with BSD Enterprises, Inc. and was a management executive at 810 Body Shop, Coconut Creek, Florida.

     HAROLD HARRIS has served as a director of the Company since January 1999. Between 1994 and 1996, Mr. Harris was the Vice President of Operations and Administration for WJ Gallagher, a NASD Brokerage firm. From 1992 to 1994, Mr. Harris was the Executive Operations Manager for Reynolds, Kendrick, Stratton, Inc., NASD Brokerage firm. Mr. Harris received his Bachelor of Arts degree in Statistics from the Colorado University in 1965 and an Associate of Arts degree in Business Administration from the Finance Institute in New York, New York.

     No director, officer, affiliate or promoter of the Company has, within the past five years, filed any bankruptcy petition, been, convicted in or been the subject of any pending criminal proceedings, or has been the subject or any order, judgment, or decree involving the violation of any state or federal securities laws.

     MARKET  FOR  PDC'S  SECURITIES

        PDC has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rules 504 of Regulation D and Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission. PDC's common stock is currently traded on the OTC Bulletin Board operated by Nasdaq under the symbol PDCIE. PDC has not become or otherwise been a reporting company under the Securities Exchange Act of 1934. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. PDC is required to become a reporting company by the close of business on May 8, 2000 or no longer be listed on the OTC Bulletin Board. PDC effected the stock exchange transaction with MAS XIV on March 2, 2000 and became a successor issuer thereto in order to comply with the reporting company requirements implemented by the over-the-counter bulletin board.

     The following table sets forth the high and low prices for shares of our common stock for the periods noted, as reported by the National Daily Quotation Service and the OTC bulletin board maintained by Nasdaq. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The Company's stock began trading on May 6, 1998 under the symbol PDCI.

                                                        BID  PRICES
     YEAR     PERIOD                            HIGH      LOW

     2000     First  Quarter                        0.28     0.06
             (through  February  29,  2000)

     1999     First  Quarter                    5.88     3.25
              Second  Quarter                   3.44     1.10
              Third  Quarter                    1.19     0.25
              Fourth  Quarter                   0.53     0.11

     The number of beneficial holders of record of the common stock of PDC as of the close of business on February 29, 2000 was approximately 114. Many of the shares are held in street name and consequently reflect numerous additional beneficial owners.

DIVIDEND  POLICY

     We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the future. Instead, we intend to retain future earnings, if any, to fund the development and growth of our business.

EXECUTIVE  COMPENSATION

Summary  Compensation  Table

The Summary Compensation Table shows selected compensation information for services rendered in all capacities for the fiscal years ended December 31, 1999 and 1998. Other than as set forth, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and selected other compensation, if any, whether paid or deferred.

                          SUMMARY COMPENSATION TABLE

                             Annual Compensation                        Long Term Compensation
                             -------------------                        -----------------------
                                                                     Awards                     Payouts
                                                                     ------                     -------

                                                                  Restricted      Securities
                                                   Other Annual     Stock         Underlying    LTIP     All Other
Name and                          Salary  Bonus    Compensation     Awards         Options     Payouts Compensation
Principal Position     Year        ($)     ($)        ($)            ($)           SARs (#)     ($)        ($)
------------------    ------     -------  -----   -------------   ----------      ----------   ------  ------------

 David Sowers           1999       -0-      -0-        -0-            -0-            -0-         -0-         -0-
   (CEO)

                        1998       -0-      -0-        -0-            -0-            -0-         -0-         -0-

 Sandra Sowers          1999      83,729    -0-        -0-            -0-            -0-         -0-         -0-
 (President,
  Secretary, &
  Treasurer)
                        1998      58,724    -0-        -0-            -0-            -0-         -0-         -0-

 Leory Soers            1999      35,868    -0-        -0-            -0-            -0-         -0-         -0-
(Vice-President)
                        1998      25,599    -0-        -0-            -0-            -0-         -0-         -0-



                                  RISK FACTORS

PRESENT OPERATIONS AT LOSS. The Company, organized in September, 1994 as Kenneth C. Garcia, Inc., after its merger with P.D.C. Innovative Industries, Inc. (organized in October 1997) had gross sales of $5,165.00 during the fiscal year ended December 31, 1998, and no revenues for the fiscal year ended December 31, 1999, with net income (loss) of ($573,376.00) in fiscal 1998 as compared to net income (loss) of ($424,987) in fiscal 1999. Essentially, the Company currently operates at loss. There is no assurance, therefore, that the Company will be able to generate profits in the future.

LIMITED PRODUCT LINE. The Company's present product line is concentrated in the areas of sterilization devices for the healthcare industry, level devices for construction industry as well as special blades for lawnmowers, door seals and water-saving valves for toilet tanks. The Company's present product lines are vulnerable to adverse developments affecting its product lines which could reduce the present demand or significantly increase the Company's cost thereby reducing profitability. Furthermore, the Company's product line is too diversified leading to the risk of increased cost marketing a number of items to different non-related consumer segments.

POTENTIAL IMPACT OF RISING COST OF RAW MATERIALS AND LABOR. The cost of raw materials from which the Company's products are manufactured is subject to abrupt arid significant change. In recent years the price of such material has generally been increasing. Significant further increases in the cost of such materials could dramatically increase the pricing of the Company's products and adversely affect future revenues and profitability of such products. When mass production of current arid new lines of products will ensue outsourcing to foreign manufacturers will be used under assumption of lower labor cost there. Such outsourcing may lead to the risk of rising of cost of the products in case of unforeseen surges of costs of labor on respective foreign markets.

POTENTIAL ADVERSE IMPACT OF ENVIRONMENTAL CONCERNS UPON THE FUTURE MARKETABILITY OF SOME OF THE COMPANY'S PRODUCTS. At present, sonic of the Company's present line of products related to healthcare industry are manufactured with the use of materials that are comprised of non-biodegradable plastic fibers. In recent years concern has grown over the effects of such products on the environment due to the country's growing solid waste disposal "crisis," the declining landfill capacity in major metropolitan areas able to handle such products and the much publicized hazards of "medical wastes." Although the degree to which such products are responsible for the country's waste disposal related problems is the subject of serious debate at the present time, should it become the consensus that the cost and problems of disposal of such products outweighs their benefits, such a development could have a materially adverse impact upon the Company

POTENTIAL IMPACT OF FDA AND GOVERNMENTAL REGULATION ON NEW PRODUCT DEVELOPMENT FOR THE HEALTH CARE INDUSTRY. Some of the Company's products may be regulated as medical devices by the federal Food and Drug Administration (the "FDA") pursuant to the federal Food, Drug and Cosmetic Act (the "Cosmetic Act") and are or may be subject to regulation by other federal and state governmental agencies. The FDA has comprehensive authority to regulate the development, production, distribution and promotion of medical devices. Furthermore, certain states impose additional requirements on the distribution of medical devices. The cost of complying with present and future regulations may be significant. In addition, the regulatory approval process and attendant costs may delay or prevent the marketing of products developed by the Company in the future. The Mandatory Device Reporting ("MDR") regulation obligates the Company to provide information to the FDA on injuries alleged to have been associated with the use of a product or certain product failures which could cause injury. If the FDA believes that the Company is not in compliance with the law, it can institute proceedings to detain or seize products, enjoin future violations, or asses civil and/or criminal penalties against the Company or its officers or employees. Any such action by the FDA could result in a disruption of the Company's operations for an undetermined time.

COMPETITION. The industries to which the Company plans to introduce the current and future lines of products, such as for example, hospital supply and medical products business are intensely competitive ones. At present, the Company estimates that there are over 50 companies whose products compete with the Company's. Many of the Company's competitors have far greater financial resources, larger staff's, and more established market recognition in both the domestic and international markets than the Company.

POTENTIAL  IMPACT  OF  COST  CONTAINMENT  POLICIES  AND  VOLUME  BUYING  THROUGH
PURCHASING CONSORTIUMS IN THE HEALTHCARE INDUSTRY. The healthcare market accounts for most of the demand for Sterile pro, one of the major items on the Company's current product line, with hospitals accounting .for approximately two-thirds of the demand for such product. The health care industry has been typified in recent years by strict cost containment measures imposed by federal and state governments, private insurers and other "third party" payors of medical costs. In response to these pressures, virtually all segments of the health care market have become extremely cost sensitive and in many cases hospitals and other health care providers have become affiliated with purchasing consortiums who are charged with obtaining large quantities of needed products at the lowest possible cost. These factors in combination have had an adverse impact upon smaller suppliers and manufacturers, such as the Company, who either are unable to supply the large quantities sought by these purchasing consortiums or who are unable to respond to the need for lower product pricing. The Company believes that it will be able to meet the demand for large quantity orders. Further, management believes that the dramatic increased demand for safety oriented products, such as Sterile Pro offered by the Company, will also serve to offset these factors. However, there can be no assurance that the Company will be able to overcome the negative impact of these conditions in the health care marketplace.

PRODUCT LIABILITY COSTS AND POSSIBILE UNAVAILABILITY OF INSURANCE. Providers of medical-related products to hospitals and other health care institutions may encounter liability for damages to patients in the event that their products prove to be defective. Certain of the Company's products will be utilized in medical and surgical procedures where the Company could be subject to claims for such injuries resulting from the use of its products. At this time the Company maintains no product liability insurance coverage which management believes is adequate at this stage of development of the respective product line. However, as a result of the continuing changes in insurance coverage and premiums, no assurance can be given that the Company will be able to maintain product liability insurance at a reasonable cost or that such insurance will be available to the. Company in the future.

RELIANCE UPON MANAGMENT. The Company is principally dependent upon the personal efforts and abilities of Dave Sowers, Sandra Sowers, and Leroy Sowers, its present operating officers. The loss of any of these individuals could have a materially adverse effect upon the Company's ability to successfully carry ors its business. If the Company were to lose the services of any of its key personnel before a qualified replacement could be found, its business could be adversely affected, Additionally, as the Company expands its present operations, it will require the services of additional skilled personnel. There can be no assurance that it can attract persons with the requisite skills and training to meet future needs.

PENNY STOCK REFORM ACT. .In October 1990, Congress enacted the "Penny Stock Reform Act of 1990" (the "'90 Act'') to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a) a reported security (i.e., listed on certain national securities exchanges); b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; c) a security listed on the NASDAQ National Market System; d) a security of an issuer that meets certain minimum certified financial requirements ("net tangible assets" in excess of $2,000,000 (if the issuer has been continuously operating for more than three years) or $5,000,000 (if the issuer has been continuously operating for less than three years), or "average revenue" of at least $6,000,000 for the last three years); or e) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1, the Company's Common Stock falls within the definition of a "Penny stock." Pursuant to the 90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, are required to provide investors with written disclosure documents containing information concerning various aspects of the market for penny stocks as well as specific information about the penny stock and the transaction involving tire purchase and sale of that stock (e.g., price quotes and broker/dealer and associated person compensation). Subsequent to the transaction, the broker is required to deliver monthly or quarterly statements containing specific information about the penny stock. Because the Company's Common Stock is at this time a penny stock, the above discussed added disclosure requirements may negatively affect the ability of investors in the Company's stock to sell their securities in the secondary market, if any.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.  OTHER  EVENTS

     Successor  Issuer  Election.

     Upon execution of the Exchange Agreement and delivery of the PDC shares to the shareholders of MAS XIV, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PDC became the successor issuer to MAS XIV for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective March 6, 2000.

ITEM  6.  RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

        Not  applicable.

ITEM  7.  FINANCIAL  STATEMENTS

        The financial statements of PDC for the fiscal years ending December 31, 1999 and 1998 are included herein.



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board  of  Directors
P.D.C.  Innovative  Industries,  Inc.

We have audited the accompanying balance sheets of P.D.C. Innovative Industries, Inc. as of December 31, 1999 and December 31, 1998, and the related combined statements of operations, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of P.D.C. Innovative Industries, Inc. as of December 31, 1999 and December 31, 1998, and the results of operations and cash flows for the years ended December 31, 1999 and December 31, 1998, in conformity with generally accepted accounting principles.


By:/s/Franklin  &  Nicholls,  CPA's,  L.L.C.

Franklin  &  Nicholls,  CPA's,  L.L.C.


Coral  Springs,  Florida
February  25,  2000

                            P.D.C. INNOVATIVE INDUSTRIES, INC. AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEET AS OF
                                        DECEMBER 31, 1999 AND 1998



                                                                    DECEMBER 31    DECEMBER 31
                                                                           1999           1998

ASSETS
  CURRENT ASSETS
    CASH IN BANK                                                   $    113,787   $     11,770
    INVENTORY-WORK IN PROCESS                                           662,161         82,493
                                                                   -------------  -------------
      TOTAL CURRENT ASSETS                                         $    775,948   $     94,263

  FIXED ASSETS (NOTE 4)
    EQUIPMENT (NET OF ACCUMULATED DEPRECIATION)                    $  1,030,583   $  1,146,971
                                                                   -------------  -------------
      TOTAL FIXED ASSETS                                           $  1,030,583   $  1,146,971

  OTHER ASSETS
    PATENTS                                                        $      3,000   $      3,845
    SETTLEMENT RECEIVABLE (NOTE 8)                                       58,500              0
    ORGANIZATION COSTS                                                   12,575         12,575
    DEPOSITS & OTHER RECEIVABLES                                          3,257              0
                                                                   -------------  -------------
      TOTAL OTHER ASSETS                                           $     77,332   $     16,420
                                                                   -------------  -------------

      TOTAL ASSETS                                                 $  1,883,863   $  1,257,654
                                                                   =============  =============


LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES
    DUE TO SHAREHOLDERS                                            $     50,887   $      5,899
    PAYROLL TAXES PAYABLE                                                    71              0
    CURRENT PORTION OF LONG-TERM DEBT                                         0              0
                                                                   -------------  -------------
      TOTAL CURRENT LIABILITIES                                    $     50,958   $      5,899

  LONG-TERM DEBT, NET OF CURRENT PORTION (NOTE 5)                       430,000              0
                                                                   -------------  -------------
      TOTAL LIABILITIES                                            $    480,958   $      5,899

  STOCKHOLDER'S EQUITY (NOTE 6)
    COMMON STOCK, $.001 PAR VALUE; 50,000,000 SHARES AUTHORIZED;
      4,403,300 SHARES ISSUED AND OUTSTANDING                      $      4,403   $     13,568
    PAID IN CAPITAL                                                   2,438,209      1,852,907
    ACCUMULATED DEFICIT                                              (1,039,707)      (614,720)
                                                                   -------------  -------------
      TOTAL STOCKHOLDERS' EQUITY                                   $  1,402,905   $  1,251,755
                                                                   -------------  -------------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  1,883,863   $  1,257,654
                                                                   =============  =============

                  The accompanying notes to the consolidated financial statements are an integral part of these statements.

                            P.D.C. INNOVATIVE INDUSTRIES, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENT OF INCOME
                              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998






                                    DECEMBER 31    DECEMBER 31
                                            1999           1998

REVENUE                             $          0   $      5,165

OPERATING EXPENSES
  SALARIES AND RELATED TAXES        $    163,480   $    192,263
  PROFESSIONAL FEES & COMMISSIONS        120,331         69,427
  TRAVEL & ENTERTAINMENT                  33,302              0
  ADMINISTRATIVE EXPENSE                  23,285         48,347
  AUTO EXPENSE                            21,126         24,936
  EQUIPMENT MAINTENANCE                   20,233         23,246
  RENT                                    13,249         48,596
  DEPRECIATION                            10,904         85,427
  OTHER                                   19,077         86,299
                                    -------------  -------------
    TOTAL OPERATING EXPENSES        $    424,987   $    578,541
                                    -------------  -------------

NET INCOME / (LOSS)                 $   (424,987)  $   (573,376)
                                    =============  =============


                  The accompanying notes to the consolidated financial statements are an integral part of these statements.

                            P.D.C. INNOVATIVE INDUSTRIES, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998




                                                  SHARES        CAPITAL      RETAINED       TOTAL
                                                  OF STOCK      STOCK        EARNINGS       STOCKHOLDERS'
                                                  EQUITY


BALANCE - 1/1/97                                      1,000   $   24,755                    $     24,755

COMMON STOCK ISSUED TO RELATED PARTIES

COMMON STOCK ISSUED TO UNRELATED PARTIES

NET INCOME / (LOSS)                                 (41,344)                    (41,344)
                                                ------------  -----------   ------------      -----------

BALANCE - 12/31/97                                    1,000   $   24,755       ($41,344)        ($16,589)

COMMON STOCK RETIRED AT MERGER                       (1,000)

COMMON STOCK ISSUED TO RELATED PARTIES            5,587,500       39,500

COMMON STOCK ISSUED TO UNRELATED PARTIES          7,980,598    1,802,220                       1,802,220

NET INCOME / (LOSS)                                                            (573,376)        (573,376)
                                                ------------  -----------   ------------      -----------
BALANCE - 12/31/98                               13,568,098   $1,866,475      ($614,720)  $    1,251,755

COMMON STOCK RESTATED FOR REVERSE STOCK SPLIT   (13,141,396)
                                                ------------  -----------   ------------      -----------

SUB-TOTAL AFTER REVERSE STOCK SPLIT                 426,702   $1,866,475      ($614,720)  $    1,251,755

COMMON STOCK ISSUED TO STERILE-PRO                2,000,000            0

COMMON STOCK ISSUED TO PRIME MANAGEMENT             300,000      233,100                         233,100

COMMON STOCK ISSUED TO RETIRE DEBENTURES            383,993       50,000                          50,000

COMMON STOCK ISSUED TO UNRELATED PARTIES          1,292,605      293,037                                     293,037

NET INCOME / (LOSS)                                                            (424,987)        (424,987)
                                                ------------  -----------   ------------      -----------
BALANCE - 12/31/99                                4,403,300   $2,442,612    ($1,039,707)  $    1,402,905
                                                ============  ===========  =============  ===============

                  The accompanying notes to the consolidated financial statements are an integral part of these statements.

                            P.D.C. INNOVATIVE INDUSTRIES, INC. AND SUBSIDIARIES
                                         CONSOLIDATED STATEMENT
                                            OF CASH FLOWS
                              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998




                                                         DECEMBER 31    DECEMBER 31
                                                                 1999           1998

CASH FLOWS FROM OPERATION ACTIVITIES:
  NET LOSS                                               $   (424,987)  $   (573,376)

  ADJUSTMENTS TO NET LOSS FOR CASH PROVIDED THROUGH
    DEPRECIATION EXPENSE IN INCOME STATEMENT                   10,904         85,427
    DEPRECIATION ALLOCATED TO INVENTORY-WORK IN PROCESS       163,845              0
                                                         -------------  -------------

    NET CASH PROVIDED IN OPERATING ACTIVITIES            $   (250,238)  $   (487,949)

CASH FLOWS FROM INVESTING ACTIVITIES:
  CAPITAL EXPENDITURES                                   $    (58,361)  $ (1,227,815)
  INVENTORY                                                  (579,668)       (82,493)
  SETTLEMENT RECEIVABLE                                       (58,500)             0
  PATENTS                                                         845         (3,845)
  DEPOSITS                                                     (3,257)             0
  ORGANIZATION COSTS                                                0        (12,329)
                                                         -------------  -------------

    NET CASH USED IN INVESTING ACTIVITIES                $   (698,941)  $ (1,326,482)

CASH FLOWS FROM FINANCING ACTIVITIES
  ISSUANCE OF COMMON STOCK                               $    526,137   $  1,841,720
  ISSUANCE OF DEBENTURES                                      480,000              0
  DECREASE IN PAYROLL TAXES                                    (5,828)         5,899
  DUE TO SHAREHOLDERS                                          50,887              0
  LONG-TERM OBLIGATION                                              0        (23,020)
                                                         -------------  -------------

    NET CASH PROVIDED BY FINANCING ACTIVITIES            $  1,051,196   $  1,824,599
                                                         -------------  -------------

NET INCREASE / (DECREASE) IN CASH                        $    102,017   $     10,168

CASH, BEGINNING                                                11,770          1,602
                                                         -------------  -------------

CASH, ENDING                                             $    113,787   $     11,770
                                                         =============  =============

                  The accompanying notes to the consolidated financial statements are an integral part of these statements.

P.D.C.  INNOVATIVE  INDUSTRIES,  INC.  AND  SUBSIDIARIES
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS


NOTE  1.  DESCRIPTION  OF  THE  COMPANY

In the first quarter of 1998, the Company acquired Perfect Seal, Inc., TriLevel, Inc., and J.D.S. Innovative Industries, Inc. The State of Florida will administratively dissolve Perfect Seal, Inc. and J.D.S. Innovative Industries, Inc., and the remaining corporation, TriLevel will remain as a whole owned subsidiary of the Company.

In January 1998, the Board of Directors of Kenneth C. Garcia, Inc. and the Company were merged. The surviving corporation is P.D.C. Innovative Industries, Inc. The Company is incorporated in Nevada and is a home product designer, manufacturer, and distributor of newly invented products. As of December 1999, the Company has five new products that are in various stages of production.

NOTE  2.  SUMMARY  OF  SIGNIFICANT  ACCOUNT  POLICIES

PRINCIPLES OF COMBINATION-The accompanying consolidated financial statements includes the accounts of P.D.C. Innovative Industries, Inc. and its subsidiaries (together, the Company). Significant intercompany balances and transactions have been eliminated in the combination

PROPERTY AND EQUIPMENT- Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Expenditures for major improvements and additions are charged to asset accounts, while replacements, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense as incurred.

CASH AND CASH EQUIVALENTS- For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES- Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

INTANGIBLE ASSETS- Intangible assets consist primarily of the excess of cost over the net assets acquired relating to the acquisitions. The excess of cost over net assets acquired (goodwill) is amortized over a 15-year period, using the straight-line method.

IMPAIRMENT OF ASSETS- In accordance with the provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, the Company's policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets,

P.D.C.  INNOVATIVE  INDUSTRIES,  INC.  AND  SUBSIDIARIES
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted cash flows. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. There have been no impairment losses for the fiscal year ended December 31, 1999.

INCOME TAXES- The Company utilizes the guidance provided by Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

USE OF ESTIMATE- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets, liabilities, income and expense and disclosures of contingencies. Future events could alter such estimates.

REVENUE RECOGNITION- Revenues are recognized for the Company when the merchandise is shipped to the customer.

FAIR VALUE OF FINANCIAL INSTRUMENTS- The Company, in estimating its fair value disclosures for financial instruments, uses the following methods and assumptions:

     Cash, Accounts Receivable, Accounts Payable and Accrued Expenses: The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value due to their relatively short maturity.

Long-Term Obligations: The fair value of the Company's fixed-rate long-term obligations is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. At December 31, 1999, the fair value of the Company's long-term obligations approximated its carrying value.

Credit Line Payable: The carrying amount of the Company's credit line payable approximates fair market value since the interest rate on these instruments changes with market interest rates.


NOTE  3.  PATENT  COSTS

Patent  Costs  as  of  the  date  of  these  financial  statements total $3,000.

P.D.C.  INNOVATIVE  INDUSTRIES,  INC.  AND  SUBSIDIARIES
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE  4.  FURNITURE  &  EQUIPMENT

A summary of equipment as of December 31, 1999 and December 31, 1998 are as follows:


Furniture                          $     17,271          $       19,107
Equipment                             1,277,939               1,213,708

    Total  Furniture  &  Equipment $  1,295,210          $    1,232,815

Less:  accumulated  depreciation      (264,627)               (  85,844)

Furniture  and  equipment,  net   $  1,030,583           $    1,146,971


Additions to Accumulated Depreciation for the year ended December 31, 1999 is allocated as follows:

Depreciation  expensed  in  Income  Statement            $       10,904
Depreciation  allocated  to  Inventory-Work
    in  Process                                                 163,845

    Total  Addition  to  Accumulated  Depreciation       $      174,749


NOTE  5.  LONG-TERM  DEBT

On September 6, 1999, the Company entered into a securities subscription agreement in which the Company agreed to sell a series of debentures to BVII Holdings, L.L.C. The debentures sold were titled P.D.C. Innovative Industries, Inc. 8% Series A Senior Subordinated Convertible Redeemable Debentures, and the total amount sold under this agreement was $480,000. No payments are to be made prior to the maturity date. The maturity date of the debentures is September 6, 2001, at which time the full principal amount of $480,000 plus accrued interest, calculated at 8% per annum, is fully due.

At the sole option of BVII Holdings, L.L.C., the holder may convert all or any amount of the principal face amount of the debenture then outstanding into freely tradeable shares of the Common Stock of the Company at a conversion price for each share of Common Stock equal to 75% of the closing bid price of the common stock for the trading day immediately preceding the date of conversion.

During the year ended December 31, 1999, debentures totaling $50,000 were converted into 383,993 shares of the Common Stock of the Company. Subsequent to December 31, 1999, and prior to February 29, 2000, all of the remaining debentures were also converted into 7,095,791 shares of the Common Stock of the Company. As of February 29, 2000, all of the debentures were fully retired, and a total of 7,479,784 shares of the Common Stock of the Company were issued for the retirement of those debentures.

P.D.C.  INNOVATIVE  INDUSTRIES,  INC.  AND  SUBSIDIARIES
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE  6.  STOCKHOLDERS'  STOCK  TRANSACTIONS

The Company's common stock which was authorized as of December 31, 1997, was 1,000 shares at no par value, of which 1,000 shares were issued to and held by two shareholders. After the merger with Kenneth C. Garcia, Inc., the authorized shares are 50,000,000 with a $.001 par value.

On January 21, 1999, the Company engaged in a 40 to 1 reverse split of its common stock. On that date, 17,068,098 shares of common stock were exchanged for 426,702 shares. After the reverse split, the authorized shares remained 50,000,000, all with a $.001 par value.

On April 5, 1999, the Company entered into an agreement with Sterile-Pro, Incorporated, in order to finish the prototype for Hypo Sterile 2000, the sterilization container designed to effectively reduce infectious accidents from injector devices and detoxify the remains of contaminated product from medical industry treatment of patients with high profile diseases including AIDS, Tuberculosis and Hepatitis. As part of the agreement, the Company received 500,000 shares (or 100%) of the common stock of Sterile-Pro, Incorporated and Sterile-Pro, Incorporated received 2,000,000 shares of the common stock of the Company.

The following is a summary listing of the shareholders of the Company as of December 31, 1999:

                                       Outstanding             Amount
                                      Shares  Issued        Contributed
                                        ----------------------------
Sterile-Pro,  Incorporated              2,000,000     $         -0-
Prime  Management                         300,000            233,100
Issued for the retirement of Senior
  Subordinated  Debentures
  (Note  5)                               383,993             50,000
All  other  shareholders                1,719,307          2,159,512
                                        ----------------------------
Total Amount of Contribution            4,403,300     $    2,442,612
                                        ============================
Capital  Stock,  at  $.001 par value                  $        4,403
Paid  in  Capital                                          2,438,209

Total Amount of Capital Stock and Paid in Capital     $    2,442,612

P.D.C.  INNOVATIVE  INDUSTRIES,  INC.  AND  SUBSIDIARIES
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE  7.  COMMON  SHARE  LOSS  COMPUTATION

After  merger,  common  share  loss  computation
Based  on  4,403,300  shares                          $  (  .0965)  per  share

After  merger  and  after  full  redemption  of
  Senior  Debentures  (Note  5),  common  share
  loss  computation
Based  on  11,499,091  shares                         $  (  .0370)  per  share


NOTE  8.  JUDGMENT  SETTLEMENT

On November 17, 1999, the Company entered into a settlement agreement, which settled a legal action brought by the Company against Power Media Group, Inc. and other related parties. In the agreement, Power Media agreed to make payments totaling $75,000 as follows: the first payment of $10,000 to be paid within five days of the ratification of the agreement by the Court, and ten (10) subsequent monthly payments of $6,500. The Company received the first payment of $10,000 on December 3, 1999. The balance still to be received under the terms of the settlement as of December 31, 1999, is $58,500.


NOTE  9.  FINAL  JUDGMENT  OUTSTANDING

On July 8, 1999, the Court entered a Summary Final Judgment in favor of the Company against Kahn Noonien Singh Management, L.L.C., a Florida corporation, in the amount of $492,500 plus $56,496 in statutory interest plus reasonable attorney fees. The judgment assessed by the Court against Kahn Noonien Singh Management related to wrongful conversion of stock, breach of oral contract, and fraud.

Legal counsel for the Company has filed discovery motions and is otherwise engaged in attempting to locate any assets of Kahn Noonien Singh Management, which would be available for payment of this judgment.

Due to the questionable collectibility of this judgment, the amount of the judgment has not been reflected in the attached financial statements.


NOTE  10.  LITIGATION

The Company is, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. There are no claims that were outstanding as of December 31, 1999 that would have a material adverse impact on its financial condition, results of operations, or cash flows.

P.D.C.  INNOVATIVE  INDUSTRIES,  INC.  AND  SUBSIDIARIES
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE  11.  COMMITMENTS

The Company has entered into a business lease agreement with L.A.W. Properties - Coral Springs L.C. for office and manufacturing space at 3701 NW 126th Avenue, Coral Springs, FL. The Company has committed to a two-year lease with a base rent of $5,300 per month with a cost of living adjustment over the term of the lease. Consequently, the Company has committed to a minimum of $127,200 over the two-year period under this lease agreement.

ITEM  8.  CHANGE  IN  FISCAL  YEAR

        PDC as the successor issuer has a fiscal year end of December 31 which is the same as MAS XIV's fiscal year.

EXHIBITS

2.1. Stock Exchange Agreement between PDC Holdings, Inc. and certain MAS XIV shareholders dated as of March 2, 2000.

2.2     Consulting  Agreement

3.1     Articles

3.2     Articles  of  Amendment

3.3 Articles of Merger by and between Kenneth C. Garcia, Inc., a Nevada corporation and P.D.C. Innovative Industries, Inc., a Florida corporation.

3.4     Bylaws

23.1 Consent of Franklin & Nicholls, CPA's, LLC, certified public accountants.



                          SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    PDC  Innovative  Industirs,  Inc.

                    /s/   David  Sowers
                    ----------------------------------
                    Chief  Executive  Officer

Date:  March  6,  2000